UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2008
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S.
EmployerIdentification No.)

5100 Tennyson Parkway,	75024
Suite 1200, Plano, Texas	(Zip code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On December 31, 2008, Denbury’s wholly-owned indirect subsidiary which serves as the general partner of Genesis Energy, L.P.  (the “Partnership”), entered into long-term compensation arrangements with Grant Sims, Joseph Blount, Jr. and Bob Deere, the chief executive officer, chief operating officer and chief financial officer, respectively, of the Partnership.  To accommodate these arrangements, the general partner of the Partnership, Genesis Energy, Inc., was converted into a limited liability company, Genesis Energy, LLC (“LLC”), with no changes in its board of directors or officers.  Each of these three senior executives was awarded a separate Class B membership interest in the LLC   entitling them to receive a portion of the incentive distributions received by the LLC from the Partnership, and to have their Class B membership interests redeemed upon occurrence of specified events and circumstances.  These various rights are subject to vesting requirements and growth in cash available before reserves of the Partnership.  Additionally, the general partner entered into employment agreements with each of these three senior executives and adopted a deferred compensation plan under which awards were made to Messrs. Sims and Blount.  The economic cost of distributions on, and redemption of, the Class B membership interests and amounts payable under the deferred compensation plan will be borne by Denbury (and are guaranteed by it), while salary and benefits payable under the employment agreements will be  borne by the Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: January 7, 2009	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief Financial Officer